                                                                      EXHIBIT 11


                       STAR BUFFET, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS
                                    PER SHARE


                                                TWELVE WEEKS ENDED           TWENTY-EIGHT WEEKS ENDED
                                          ------------------------------  -------------------------------
                                           AUGUST 10,      AUGUST 11,       AUGUST 10,      AUGUST 11,
                                              1998            1997             1998            1997
                                          --------------  --------------  ---------------  --------------
BASIC EARNINGS PER SHARE:

Net Income                                 $   848,000    $    833,000     $  2,379,000    $  1,727,000
                                          --------------  --------------  ---------------  --------------

Weighted average number of common shares
outstanding during the period                5,450,000        2,600,000       5,450,000        2,600,000
                                          --------------  --------------  ---------------  --------------

Basic Earnings per Share                  $       0.16    $        0.32    $       0.44    $        0.66
                                          --------------  --------------  ---------------  --------------

DILUTED EARNINGS PER SHARE

Net Income                                $    848,000    $    833,000     $  2,379,000    $  1,727,000
                                          --------------  --------------  ---------------  --------------

Weighted average number of common
shares outstanding during the period         5,450,000       2,600,000        5,450,000       2,600,000
                                          --------------  --------------  ---------------  --------------

Incremental common shares attributable
to outstanding stock options                         -                -          40,000                -
                                          --------------  --------------  ---------------  --------------
                                             5,450,000        2,600,000       5,490,000        2,600,000

Diluted Earnings per Share                $       0.16    $        0.32   $        0.43    $        0.66
                                          --------------  --------------  ---------------  --------------